UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 13, 2026

MANPOWERGROUP INC.

(Exact name of Registrant as Specified in Its Charter)

Wisconsin	1-10686	39-1672779
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Manpower Place
Milwaukee, Wisconsin	53212
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (414) 961-1000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value	MAN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 13, 2026, the Board of Directors (the “Board”) of ManpowerGroup Inc. (the “Company”) appointed Rebecca Frankiewicz, the Company’s President and Chief Strategy Officer, as the Company’s Chief Executive Officer, and appointed Jonas Prising, the Company’s Chair and Chief Executive Officer, as the Executive Chair of the Board, both effective January 1, 2027 (the “Transition Date”), in connection with Mr. Prising’s decision on the same day to retire as the Company’s Chief Executive Officer, effective as of the Transition Date. In addition, the Board also approved an increase in the size of the Board from eleven to twelve directors, and appointed Ms. Frankiewicz as a member of the Board, effective as of the Transition Date. Ms. Frankiewicz will stand for election as a director at the Company’s 2027 annual meeting of shareholders.

Ms. Frankiewicz, age 55, was appointed President and Chief Strategy Officer of the Company in June 2025. Previously, she served as the Company’s Regional President, North America and Chief Commercial Officer from June 2022 to June 2025 and as the Company’s Regional President, North America from July 2017 to June 2022. Prior to joining the Company, Ms. Frankiewicz served as General Manager Quaker Foods North America at PepsiCo, Inc., a global beverage and convenient food company, from October 2014 to July 2017. Ms. Frankiewicz has also served as a director of Energizer Holdings, Inc., a global diversified household products leader in batteries, auto care and portable lights, since January 2020. Given the several leadership roles she has held within the Company, Ms. Frankiewicz brings to the Board a broad understanding of the Company’s industry, business, operations and growth strategy.

There are no arrangements or understandings between Ms. Frankiewicz and any other persons pursuant to which she was selected as a director, and there are no family relationships between Ms. Frankiewicz and any director or executive officer of the Company. Ms. Frankiewicz has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. Ms. Frankiewicz will not serve on any committees of the Board or receive any directors’ fees.

Compensation Arrangement with Ms. Frankiewicz

In connection with her appointment as the Company’s President and Chief Executive Officer, Ms. Frankiewicz’s annual base salary was increased to $1,150,000 and her target annual cash incentive was increased to 150% of her annual base salary, in each case, effective on the Transition Date. Ms. Frankiewicz will also continue to be eligible to participate in the Company’s long-term incentive program, with her long-term incentive target opportunity and equity vehicles determined by the People, Culture and Compensation Committee of the Board (the “Committee”) for each year of participation and with a 2027 target long-term incentive opportunity equal to $7,500,000.

Ms. Frankiewicz and the Company entered into an amendment and restatement of her severance letter agreement, dated February 13, 2026 (the “Frankiewicz Letter Agreement”). The amended and restated Frankiewicz Letter Agreement is substantially similar to the agreement it replaced, which was described in the Company’s Definitive Proxy Statement on Schedule 14A, filed with the Securities and Exchange Commission on March 23, 2026, except that it increases the severance payment that she would be entitled to upon the involuntary termination of her employment other than for “Cause” or upon her voluntary resignation for “Good Reason,” in each case, during the two-year period following a “Change of Control” or during a “Protected Period” (each as defined in the Frankiewicz Letter Agreement) from two to three times the sum of her annual base salary and target annual bonus.

Compensation Arrangement with Mr. Prising

In connection with his appointment as Executive Chair of the Company, Mr. Prising entered into a letter agreement with the Company (the “Prising Letter Agreement”), which provides that Mr. Prising will serve as Executive Chair from the Transition Date through December 31, 2027, at which time he will cease serving as Executive Chair and will step down as a member of the Board. Pursuant to the Prising Letter Agreement, while serving as Executive Chair, Mr. Prising will (i) receive an annual base salary of $1,000,000, (ii) participate in the annual cash bonus program maintained for senior executive officers of the Company (the “Annual Incentive Program”), with a target annual bonus opportunity equal to 140% of his annual base salary, with the actual payment amount to be determined upon the satisfaction of goals and objectives established by the Compensation Committee, and subject to such other terms and conditions of the Annual Incentive Program, (iii) participate in the long-term incentive program maintained for senior executive officers of the Company, with a 2027 target long-term incentive opportunity equal to $5,200,000 and continued eligibility for retirement vesting treatment; and (iv) except as otherwise described above, to continue receiving the compensation and benefits at the same level as he received immediately prior to the Transition Date. Effective on the Transition Date, Mr. Prising will cease to be eligible for severance benefits under the letter agreement, by and between Mr. Prising and the Company, dated February 13, 2026 (the “Prising Letter Agreement”), except that if his employment is terminated by the Company other than for “Cause” or resigns for “Good Reason” (each as defined in the Prising Letter Agreement) prior to December 31, 2027 and subject to Mr. Prising’s execution and non-revocation of a release of claims, he will receive a lump sum payment equal to the base salary that would have been paid to him if he had remained employed through December 31, 2027 and he will remain eligible for a 2027 bonus under the Annual Incentive Program, with the payout determined on Company performance.

Item 7.01 Regulation FD Disclosure.

The Company issued a press release, dated October 15, 2026, related to Ms. Frankiewicz’s appointment as Chief Executive Officer and Mr. Prising’s transition to Executive Chair described above. A copy of this press release is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press Release of ManpowerGroup Inc. dated October 15, 2026 (furnished and not filed)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MANPOWERGROUP INC.

Date: October 15, 2026	By:	/s/ Michelle S. Nettles
	Name: Title:	Michelle S. Nettles Executive Vice President, Chief People and Legal Officer